HARLEYSVILLE GROUP INC.

AMENDED AND RESTATED

EQUITY INCENTIVE PLAN

Approved by the Board of Directors: February 21, 2007

Submitted to Stockholders for Approval: April 25, 2007

HARLEYSVILLE GROUP INC.

AMENDED AND RESTATED

EQUITY INCENTIVE PLAN

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V.	Restricted Stock Awards	12
	A. Price	12
	B. Restriction Period	12
	C. Restriction Upon Transfer	12
	D. Performance Goals	13
	E. Certificates	13
	F. Lapse of Restrictions	13
	G. Termination Prior to Lapse of Restrictions	14

VI.	Restricted Stock Unit Awards	14
	A. Restriction Period	14
	B. Performance Goals	15
	C. Vesting	15
	D. Account	15
	E. Dividend Equivalents	16
	F. Time and Method of Payment	16
	G. Forfeiture	16
	H. Nature of Restricted Stock Units	16

VII.	Miscellaneous Provisions	16
	A. Amendment, Suspension and Termination of Plan	16
	B. Government and Other Regulations	17
	C. Other Compensation Plans and Programs	17
	D. Withholding Taxes	17
	E. Single or Multiple Documents	18
	F. Certifications	18
	G. Construction of Plan	18
	H. Pronouns, Singular and Plural	18
	I. Limitation of Rights	18
	J. Plan Effective Date and Termination	18
	K. Successors	19

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HARLEYSVILLE GROUP INC.

AMENDED AND RESTATED

EQUITY INCENTIVE PLAN

I.  INTRODUCTION

A.	PURPOSE OF THE PLAN:

       Harleysville Group Inc. (the “Company”) has established the Plan to further the growth, development and success of the Company by providing additional incentives to those officers and other employees of the Company, its insurance subsidiaries and its parent company to enable them to participate directly in the growth of the capital stock of the Company. The Company intends that the Plan will facilitate securing, retaining, and motivating eligible employees of high caliber and potential. It is intended that compensation paid hereunder to be fully deductible to the Company to the extent permitted under Section 162(m) of the Code.

B.	DEFINITIONS:

        When used in the Plan, the following terms shall have the meanings set forth below:

1.	“Award(s)” means Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units made under the Plan.

2.	“Change in Control” shall be deemed to have occurred:

(a)  if the “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than twenty percent (20%) of the combined voting power of the Employer Voting Securities (as herein defined) is acquired by any individual, entity or group (a “Person”), other than the Parent, the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or an affiliate thereof, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (for purposes of this Plan, “Company Voting Securities” shall mean the then outstanding voting securities of the Company entitled to vote generally in the election of directors); provided, however, that the following shall not constitute a Change in Control under this paragraph (a): (i) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this Section I.(B)(2); (ii) any acquisition of the Company Voting Securities from the Parent pursuant to a Business Combination (as herein defined) or otherwise, if (x) the acquiring or resulting entity is organized in the mutual form, and (y) persons who were members of the Incumbent Board (as herein defined) of the Parent immediately prior to such acquisition constitute at least two-thirds of the members of the Board of Directors of the acquiring entity immediately following such acquisition and (iii) any acquisition of voting securities from the Company or the Parent by a person engaged in business as an underwriter of securities who acquires the shares through his participation in good faith in a firm commitment underwriting registered under the Securities Act; and (iv) any acquisition otherwise within the terms of this paragraph (a) during any period in which Parent owns at least a majority of the combined voting power of Company Voting Securities (the “Parent Control Period”), but if such an acquisition is made during a Parent Control Period by any Person and such Person continues to hold more than 20% of the combined voting power of all Company Voting Securities on the first day following the termination of a Parent Control Period, such acquisition will be deemed to have been first made on such date; or

(b)  if, during any period of twenty-four (24) consecutive months, individuals who, as of the beginning of such period, constitute the Board of Directors of the Company or the Parent, as the case may be (the “Applicable Incumbent Board”), cease for any reason to constitute at least a majority of the Board of Directors of the Company or the Parent, as the case may be; provided, however, that (x) any individual becoming a director of the Company or the Parent, as the case may be, during such period whose election, or nomination for election, was approved by a vote of at least a two-thirds of the directors then comprising the Applicable Incumbent Board (other than in connection with the settlement of a threatened proxy contest) shall be considered as though such individual were a member of the Incumbent Board of Directors of the Company or the Parent, as the case may be, and (y) the provisions of this paragraph (b) shall not be applicable to the composition of the Board of Directors of Parent if Parent shall cease to own at least 20% of the combined voting power of all Company Voting Securities; or

(c)  upon consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity (a “Business Combination”), unless, in any such case, immediately following such Business Combination the following three conditions are met: (i) more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (the “New Parent Corporation”), is represented, in either such case, directly or indirectly, by Company Voting Securities outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power is distributed among the holders thereof, in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Voting Securities; and (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities eligible to elect directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) except to the extent that such ownership of the Company existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the New Parent Corporation (or, if there is no New Parent Corporation, the Surviving Corporation) were members of the Board of Directors of the Company at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(d)  Parent affiliates with, or acquires by merger, a third party and, as a consequence thereof, persons who were members of the Incumbent Board of Parent immediately prior to such transaction cease to constitute at least two-thirds of the directors of Parent following such transaction provided, however, that this paragraph (d) shall not apply if immediately prior to such affiliation or merger, Parent does not own more than 20% of the combined voting power of Company Voting Securities; or

(e)  upon approval by the stockholders of the Company and all necessary regulatory authorities of a complete liquidation or dissolution of the Company; or

(f)  any other event shall occur that would be required to be reported by the Company in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (or any provision successor thereto); or

(g)  the Company or Parent has entered into a management agreement or similar arrangement pursuant to which an entity other than the Company or the Parent or the Boards of Directors or the executive officers and management of the Company or the Parent has the power to direct or cause the direction of the management and policies of the Company or the Parent; provided, however, that this paragraph (g) shall not apply to Parent if, immediately prior to entering into any such management agreement or similar arrangement, Parent does not own more than 20 percent of Company Voting Securities.

3.	“Company” means Harleysville Group Inc., a Delaware corporation, and any successor in a reorganization or similar transaction.

4.	“Board” or “Board of Directors” means the Board of Directors of the Company.

5.
“Code” means the Internal Revenue Code of 1986, as amended. Any reference in this Plan to a Code Section shall mean and refer to such Section or any successor thereto as may be in effect from time to time and the regulations promulgated thereunder.

6.
“Committee” means the Compensation & Personnel Development Committee of the Board of Directors of Harleysville Group Inc., or any other committee selected by the Board meeting the applicable requirements of the SEC and the NASDAQ corporate governance standards.

7.	“Common Stock” means the common stock of the Company, par value of $1.00 per share.

8.
“Date of Grant” means the date designated by the Committee as the date as of which the Committee grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

9.	“Director” means a member of the Board of Directors.

10.
“Disability” means the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant’s cessation of active employment with the Company.

11.
“Early Retirement” means cessation of employment with the Company after attaining the age of 55 and completing at least ten years of continuous service with the Company or attaining the age of 62 and completing at least five years of continuous service with the Company.

12.	“Effective Date” has the meaning set forth in Section VII.(J) of this Plan.

13.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.
“Fair Market Value” means, as of any given date, with respect to Awards made hereunder, (i) the closing sale price of a share of Common Stock on such date on the principal securities exchange on which the Company’s Common Stock is listed or traded, (ii) if not so reported, the average of the closing (or other designated) bid and asked prices on the immediately preceding business day as reported on the principal securities exchange on which the Company’s Common Stock is listed or traded, or (iii) if not so reported, as otherwise determined by the Committee in the good faith exercise of its discretion in accordance with applicable law. A “business day” is any day, other than Saturday or Sunday, on which the relevant market is open for trading.

15.
“Incentive Stock Option” or “ISO” means a right to purchase the Company’s Common Stock, which is intended to comply with the terms and conditions for an incentive stock option, set forth in Section 422 of the Code.

16.
“Non-Qualified Stock Option” means a stock option right to purchase the Company’s Common Stock, which is not intended to comply with the terms and conditions for an incentive stock option, as set forth in Section 422 of the Code.

17.	“Normal Retirement” means cessation of employment with the Company after attaining the age of 65 and completing at least five years of continuous service with the Company.

18.	“Option Document” has the meaning set forth in the first paragraph of Article III.

19.	“Parent” means Harleysville Mutual Insurance Company.

20.	“Participant” means those eligible officers and other employees of the Company who receive Awards under the Plan.

21.
“Performance Goals” means specific targeted amounts of, or changes in, financial or operating goals including: revenues; expenses; net income; operating income; equity; return on equity, assets or capital employed; shareholder return; or premium volume. Other financial or operating goals may also be used as determined by the Committee. Such goals may be applicable to the Company as a whole or one or more of its business units and may be applied in total or on a per share or percentage basis and on an absolute basis or relative to other companies, including industries or indices or any combination thereof, as determined by the Committee.

22.	“Performance Period” means the period of time designated by the Committee, for which Performance Goals are measured for Restricted Stock Awards.

23.	“Plan” means this amended and restated Equity Incentive Plan.

24.	“Record Date” means the date selected by the Company to determine and calculate dividend payments.

25.	“Restricted Stock” means an Award of shares of Common Stock subject to forfeiture restrictions described in Article V.

26.	“Restricted Stock Unit” means the Awards described in Article VI.

27.	“Retirement” means Normal Retirement or Early Retirement.

28.	“SEC” means the Securities and Exchange Commission.

29.	“Securities Act” means the Securities Act of 1933, as amended.

30.	“Stock Appreciation Rights” means the Awards described in Article IV.

31.	“Stock Option” means a Non-Qualified Stock Option and an Incentive Stock Option.

32.	“Subsidiaries” means the subsidiaries (as defined in Section 424 of the Code) of the Company or the Parent.

33.	“Termination of Employment” means a cessation of the Participant’s employment with the Company for any reason other than Retirement, death or Disability.

II.  PLAN ADMINISTRATION

A.	ADMINISTRATION:

        The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have full and exclusive authority:

1.	to interpret the Plan;

2.	to determine the employees to whom Awards should be made under the Plan;

3.	to determine the type of Awards to be made and the amount, size and terms of each such Award;

4.	to determine the time when the Awards are granted and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration thereof;

5.	to prescribe, amend and rescind rules and regulations relating to the Plan; and

6.
to make all other determinations deemed necessary or advisable in the implementation and administration of the Plan as permitted by federal and state laws and regulations, including those laws and regulations regarding deductibility from income under the Code and exemption from Section 16 of the Exchange Act, or by rules and regulations of a national securities exchange on which the Common Stock is then listed or traded.

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards, and the documents evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan whether or not such persons are similarly situated.

The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders, Participants, and any persons having any interest under the Plan. The Secretary of the Company shall be authorized to take such action of a ministerial nature, including the preparation of Award documents provided to Participants, as shall be necessary to effectuate the intent and purposes hereof at the direction of the Committee.

B.	ELIGIBILITY:

       Persons eligible to receive Awards under the Plan shall be those officers and other employees of the Company, the Subsidiaries and the Parent as determined by the Committee. Directors of the Company or the Parent who are not otherwise officers or employees of the Company, a Subsidiary or the Parent are not eligible to participate in this Plan.

C.	MAXIMUM NUMBER OF SHARES AVAILABLE:

       Subject to adjustment as specified in Section II.(E) below, the aggregate number of shares of Common Stock that may be issued under the Plan is 3,000,000 shares, plus the number of shares that were registered on a Form S-8 Registration Statement relating to the predecessors to this Plan prior to 1997, which shares may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock reacquired by the Company. If any Award granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised or vested in full, the number of shares of Common Stock not purchased under such Award shall again be available for the purposes of the Plan. Notwithstanding anything to the contrary in this Section II.(C), (i) should the exercise price of a Stock Option be paid with shares of Common Stock or by reducing the number of shares of Common Stock issuable upon such exercise, or (ii) should shares of Common Stock otherwise issuable under the Plan be paid in cash or withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of a Stock Option or the vesting of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the Stock Option is exercised or which vest under the Award, and not by the net number of shares of Common Stock issued to the holder of such Stock Option or Award.

D.	MAXIMUM SHARES AWARDED:

       Subject to adjustment as specified in Section II.(E) below, no one Participant shall receive Awards for more than 200,000 shares of Common Stock during any one calendar year under the Plan.

E.	ADJUSTMENTS:

        In the event of stock dividends, stock splits, re-capitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, such automatic substitution or adjustment shall be made in the maximum aggregate number of shares which may be issued under this Plan, the maximum number of shares with respect to which Awards may be granted to any individual during any year, the number and exercise price of shares subject to outstanding Options and Stock Appreciation Rights, and the number of shares subject to other outstanding Awards, as the Committee determines shall cause an equitable adjustment under this Plan, in proportion to the effect of such change to the Common Stock generally; provided that the number of shares subject to any Award shall be rounded down to the nearest whole number so that the number of shares subject to any Award shall always be a whole number. In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of this Plan.

F.	RIGHTS UPON A CHANGE IN CONTROL:

       In the event of a consummation of a Change in Control, notwithstanding any other restrictive provisions herein, all previously granted Stock Options and Stock Appreciation Rights shall become exercisable immediately, except that no Incentive Stock Option may be exercised prior to six months following the Date of Grant thereof, and all previously issued shares of Restricted Stock and Restricted Stock Units shall have all forfeiture restrictions lapse immediately regardless of whether the applicable Restriction Period has expired or whether the applicable Performance Goals have been met.

III.  STOCK OPTIONS

All Stock Options granted to Participants under the Plan shall be subject to the following terms and conditions, which shall be set forth in an appropriate written document (“Option Document”) and which may provide such other terms, conditions and provisions, not inconsistent with this Plan, as the Committee may direct. For the avoidance of doubt, the Committee has the authority to revise any of the terms set forth in this Plan with respect to a Stock Option Award except for those terms required by law.

A.	TYPE OF OPTION:

        Each Option Document shall identify the option presented thereby as an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be.

B.	PRICE:

       The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant and, in no event, less than the par value of the Common Stock.

C.	EXERCISE TERM AND VESTING:

       The Committee shall establish the vesting schedule for each Stock Option in the Option Document; provided, that, except as provided in Section III.(F) below, or as varied in the Option Document, the standard vesting schedule for each Stock Option Award shall be 33 1/3% exercisable on and after the first anniversary of the Date of Grant, 33 1/3% on and after the second anniversary of the Date of Grant, and the remaining 33 1/3% shall be exercisable on and after the third anniversary of the Date of Grant, in each case until the end of the term of the Stock Option; provided, further, that the number of shares vesting in each year shall be adjusted, as necessary, so that only a whole number of shares shall vest each year. The Committee has the power to accelerate the vesting schedule of any outstanding Stock Option Award, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate. All Stock Options shall expire as of 5:00 p.m. on the tenth anniversary of the Date of Grant unless the Committee provides otherwise in the Option Document; provided, that the term of an Incentive Stock Option shall not be longer than ten (10) years.

D.	EXERCISE PROCEDURES:

       A Stock Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Secretary of the Company, and payment of the full exercise price for the shares being purchased, as well as payment of all withholding taxes due thereon, if any.

E.	PAYMENT:

        The exercise price of a vested Stock Option, or portion thereof, may be paid:

1.	by check, bank draft, money order, or electronic funds transfer payable to the order of the Company; or

2.
through the delivery of shares of the Company’s Common Stock owned by the Participant, having an aggregate Fair Market Value as determined as of the date prior to exercise equal to the exercise price; or

3.	by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

4.	by a combination of 1, 2 and 3 above.

In the event a Participant delivers already-owned shares of the Company’s Common Stock, at the Participant’s option, the Participant may provide an executed attestation of ownership in lieu of actual delivery of shares.

Subject to the approval of the Committee, as set forth in the Option Document or otherwise in accordance with Rule 16b-3 of the Exchange Act, a Participant may surrender already-owned shares of the Company’s Common Stock or forego delivery of shares due as a result of the exercise, in order to pay any withholding tax required to be collected upon exercise of a Non-Qualified Stock Option. Such shares shall be valued at their Fair Market Value pursuant to Section III.(E)(2) above.

If payment is made under Section III.(E)(3) of the Plan, the written exercise notice may instruct the Company to deliver shares due upon the exercise of the Stock Option to a registered broker or dealer designated by the Participant, if any, (“Designated Broker”) in lieu of delivery to the Participant. Such instructions must designate the account into which the shares are to be deposited.

F.	RIGHTS UPON TERMINATION OF EMPLOYMENT:

1.
Unless otherwise provided in the Option Document, in the event of a Participant’s Termination of Employment, all unvested Stock Options shall expire and be terminated on the date of termination, and the Participant shall have thirty (30) days to exercise all Stock Options that are vested and exercisable as of the date of termination unless the Committee in the Option Document or otherwise grants an additional period in which to exercise the vested Stock Options. If the Participant does not exercise such vested Stock Options in such 30-day period, the vested Stock Options shall automatically expire and be terminated.

2.
Unless otherwise provided in the Option Document, in the event that a Participant ceases employment due to Retirement, death or Disability, prior to the expiration of the term of his or her outstanding Stock Option Awards, all Non-Qualified Stock Options, and all Incentive Stock Options that have been held for at least six months, shall immediately become vested and exercisable, and the Participant or his or her successor shall have the right to exercise such vested Stock Options for a period of the shorter of (i) the remaining term of any Stock Option or (ii) one year after cessation of employment due to death or Disability and two years after cessation of employment due to Retirement, or one year from the Participant’s date of death, whichever occurs first, or within such other period, and subject to such terms and conditions, as may be specified by the Committee; provided, however, a Participant who ceases employment due to Retirement after attaining the age of 62 with at least five years of continuous service may exercise vested Non-Qualified Stock Options, during the five year period after Retirement (or the remaining term of such Non-Qualified Stock Option, if shorter); and provided, further, that ISO tax treatment shall be available only as permitted under the Code.

G.	RESTRICTIONS UPON TRANSFER:

       Unless otherwise directed by the Committee, each Option Document for Incentive Stock Options shall prohibit any transfer thereof, except by will or by laws of descent and distribution, and for Non-Qualified Stock Options shall provide that no Stock Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section III.(G) shall not prevent (with Committee approval) transfers to the Participant’s spouse, children, grandchildren, parents or a trust established for any of them or the Participant, or by will or the laws of descent and distribution. If such a transfer is made, the employee may not receive any consideration therefore, and the Stock Option will continue to be subject to the same terms and conditions as were applicable to the Stock Option immediately before transfer.

H.	INCENTIVE STOCK OPTIONS:

       An Incentive Stock Option shall be subject to the following terms and conditions, which shall be set forth in the Option Document and which may provide such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such option as an incentive stock option (within the meaning of Section 422 of the Code):

1.
The period or periods of time within which the Incentive Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee; provided that no Incentive Stock Option shall be exercisable prior to six months nor after ten years from the Date of Grant thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate;

2.
The aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during a calendar year (under all plans of the Company) shall not exceed $100,000;

3.
No Incentive Stock Option shall be granted to any employee if at the time the Stock Option is granted the individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, unless at the time such Incentive Stock Option is granted the exercise price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant and such Stock Option by its terms is not exercisable after the expiration of five years from the Date of Grant;

4.
No Incentive Stock Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section III.(H)(4) shall not prevent transfers by will or by the laws of descent and distribution. During the lifetime of the Participant, the Incentive Stock Option is exercisable only by the Participant; and

5.	Notwithstanding any authority otherwise granted to the Committee hereunder, no Incentive Stock Options may be granted after the expiration of ten years from the Plan’s Effective Date.

IV.  STOCK APPRECIATION RIGHTS

Stock Appreciation Rights may be granted in connection, in the discretion of the Committee, with a contemporaneously granted Stock Option and shall be subject to the following terms and conditions that shall be set forth in the Option Document which may provide such other terms, conditions and provisions, not inconsistent with this Plan, as the Committee may direct.

A.	GRANT OF RIGHTS:

        Stock Appreciation Rights shall entitle the Participant, subject to such terms and conditions determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of the Common Stock at the time of exercise, as determined by the Committee, over (ii) a specified price, which shall not be less than 100 percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant of the Stock Appreciation Rights.

B.	TERM:

       The period or periods of time within which the Stock Appreciation Rights may be exercised, in whole or in part, is co-extensive with the contemporaneously granted Stock Option. The Committee shall have the power to permit an acceleration of previously established exercise terms, co-extensive with similar changes to the contemporaneously granted Stock Option, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

C.	LIMITS ON STOCK APPRECIATION RIGHTS:

1.	Stock Appreciation Rights shall be paid only upon exercise of all or a portion of the co-extensive Stock Option and then only in respect to the number of shares then being purchased.

2.	Stock Appreciation Rights shall be payable only to the extent the Stock Option may become exercisable and shall expire or terminate with the Stock Option.

3.
No Stock Appreciation Rights nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section IV.(C)(3) shall not prevent transfers to the Participant’s spouse, children, grandchildren, parents or trust established for any of them or the Participant, or by will or the laws of descent and distribution; provided, further, that Stock Appreciation Rights granted in connection with an Incentive Stock Option shall be subject to the same transferability restrictions as Incentive Stock Options as provided in Section III.(H)(4).

D.	PAYMENT:

       Payments upon exercise of Stock Appreciation Rights shall be paid in cash, less any withholding tax required to be withheld, and may be applied to the payment of the contemporaneous Stock Option exercise price.

V.  RESTRICTED STOCK AWARDS

Restricted Stock Awards shall be subject to the following terms and conditions, which shall be set forth in an appropriate written agreement between the Company and the Participant (“Award Document”) and which may provide such other terms, conditions and provisions not inconsistent with this Plan, as the Committee may direct.

A.	PRICE:

    Restricted Stock may be awarded to a Participant free of any purchase price or for such purchase price as is established by the Committee in the Award Document.

B.	RESTRICTION PERIOD:

        Restricted Stock awarded pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, prohibitions against transfer, substantial risks of forfeiture and attainment of Performance Goals for such period or periods as shall be determined by the Committee and set forth in the Award Document (“Restriction Period”). A Restriction Period will generally be from three to five years; provided, however, that the Committee in its sole discretion may establish other time periods. The Committee shall have the power to permit, in its discretion, an acceleration of the lapse of the applicable Restriction Period with respect to any part or all of the Restricted Stock awarded to a Participant.

C.	RESTRICTION UPON TRANSFER:

       During the Restriction Period applicable to any Restricted Stock Award, no right or interest of the Participant in such Restricted Stock nor any interest or right therein (including the right to vote such shares and receive dividends thereon) or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect. Notwithstanding the foregoing and except as otherwise provided in this Plan, the Participant shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such shares.

D.	PERFORMANCE GOALS:

       The lapse of restrictions on a Restricted Stock Award may be based upon the attainment of Performance Goals established by the Committee, in writing, in accordance with Section 162(m) of the Code. Such Performance Goals shall be established within the period of time required by Code Section 162(m). In establishing the Performance Goals, the Committee shall take the necessary steps to insure that the Company’s ability to achieve the pre-established goals is uncertain at the time the goals are set. The established written Performance Goals shall be based upon an objective formula, whereby any third party having knowledge of the relevant Company performance results could calculate the amount to be paid. Such Performance Goals may vary by Participant and by Award.

The Committee shall have the discretion, by Participant and by Award, to reduce (but not to increase) some or all of the number of shares on which restrictions lapse that would otherwise be payable by reason of the satisfaction of the Performance Goals. In making any such determination, the Committee is authorized to take into account any such factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

E.	CERTIFICATES:

    Each certificate issued in respect of Restricted Stock awarded to a Participant shall be deposited with the Company or its designee and shall bear the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Harleysville Group Inc. Amended and Restated Equity Incentive Plan and a related Award Document between the Participant and the Company. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Award Document, a copy of each of which is on file in the office of the Secretary of Harleysville Group Inc.

F.	LAPSE OF RESTRICTIONS:

               The Award Document shall specify the terms and conditions upon which any restrictions upon Restricted Stock awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her legal representative.

If established in the Award Document, a Participant may surrender already owned shares of the Company’s Common Stock or forego delivery of shares due as a result of the lapse of restrictions of a Restricted Stock Award in order to pay any withholding tax required to be collected upon lapse of restrictions. Such shares shall be valued at their Fair Market Value as of the trading day immediately prior to the date of the lapse of restrictions.

Unless otherwise provided in the Award Document, in the event of a Participant’s cessation of employment due to death or Disability, all restrictions upon Restricted Stock awarded under this Plan shall lapse and shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her legal representative.

In the event of a Participant’s cessation of employment due to Normal Retirement, all restrictions upon Restricted Stock awarded under this Plan shall lapse and shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her legal representative, unless the Committee provides otherwise in the Award Document.

In the event of a Participant’s cessation of employment due to Early Retirement, restrictions upon Restricted Stock awarded under this Plan shall lapse for that proportion of shares, rounded down to the nearest whole number, that represents the number of days from the Date of Grant until the date of Early Retirement divided by the number of days in the Restriction Period, and that number of shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her legal representative, unless the Committee provides otherwise in the Award Document.

The Committee shall have the power to permit an acceleration of previously established Restriction Periods or other forfeiture requirements, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

G.	TERMINATION PRIOR TO LAPSE OF RESTRICTIONS:

    In the event of a Participant’s Termination of Employment prior to the lapse of restrictions as determined pursuant to the provisions of preceding Section V.(E), all Restricted Stock as to which there still remains unlapsed restrictions shall be forfeited by such Participant to the Company without payment of any consideration by the Company, and neither the Participant nor any successors, heirs, assigns, or personal representatives of such Participant shall thereafter have any further rights or interest in such shares of Restricted Stock or any certificate representing such shares of Restricted Stock.

VI.  RESTRICTED STOCK UNIT AWARDS

Restricted Stock Unit Awards shall be subject to the following terms and conditions, which shall be set forth in an appropriate written agreement between the Company and the Participant (“Award Commitment”) and which may provide for such terms, conditions and provisions not inconsistent with this Plan, as the Committee may direct.

A.	RESTRICTION PERIOD:

               Restricted Stock Units awarded pursuant to this Plan shall be subject to such terms, conditions and restrictions, including without limitation, prohibitions against transfer, substantial risks of forfeiture and attainment of Performance Goals for such period or periods as shall be determined by the Committee and set forth in the Award Commitment (“Restriction Period”). The Committee shall have the power to permit, in its discretion, an acceleration of the lapse of the applicable Restriction Period with respect to any part or all of the Restricted Stock Units awarded to a Participant.

B.	PERFORMANCE GOALS:

    The lapse of restrictions on a Restricted Stock Units Award may be based upon the attainment of Performance Goals established by the Committee, in writing, in accordance with Section 162(m) of the Code. Such Performance Goals shall be established within the period of time required by Code Section 162(m). In establishing the Performance Goals, the Committee shall take the necessary steps to insure that the Company’s ability to achieve the pre-established goals is uncertain at the time the goals are set. The established written Performance Goals shall be based upon an objective formula, whereby any third party having knowledge of the relevant Company performance results could calculate the amount to be paid. Such Performance Goals may vary by Participant and by Award.

The Committee shall have the discretion, by Participant and by Award, to reduce (but not to increase) some or all of the number of shares on which restrictions lapse that would otherwise be payable by reason of the satisfaction of the Performance Goals. In making any such determination, the Committee is authorized to take into account any such factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

C.	VESTING:

    The amounts credited with respect to each Restricted Stock Unit shall become vested on the lapse of the Restriction Period as set forth in the applicable Award Commitment at the Date of Grant.

Unless otherwise provided in the Award Commitment, in the event of a Participant’s cessation of employment due to Normal Retirement, the Participant shall become fully vested in his or her Restricted Stock Units.

Unless otherwise provided in the Award Commitment, in the event of a Participant’s cessation of employment due to Early Retirement, the Participant shall vest in that proportion of the Restricted Stock Unit Award, rounded down to the nearest whole number, that represents the number of days from the Date of Grant until the date of Early Retirement divided by the number of days in the vesting period.

Unless otherwise provided in the Award Commitment, in the event of a Participant’s cessation of employment due to death or Disability, the Participant shall become fully vested in his or her Restricted Stock Units.

Notwithstanding any of the foregoing, a Participant who is eligible to defer compensation pursuant to the Company’s Non-Qualified Deferred Compensation Plan may defer the receipt of shares under any Restricted Stock Unit Award prior to vesting, as long as such deferral is made in accordance with the provisions of such Non-Qualified Deferred Compensation Plan.

D.	ACCOUNT:

                The Company shall maintain in its records an account for each Participant who has been granted Restricted Stock Units, to which shall be credited such number of Restricted Stock Units as is specified in the Award. Each Restricted Stock Unit shall, upon vesting, be equal to one share of Common Stock.

E.	DIVIDEND EQUIVALENTS:

                Unless the Award Commitment provides otherwise, as soon as practicable following each date that occurs between the Date of Grant of a Restricted Stock Unit and the date of forfeiture of the Award on which the Company pays a regular cash dividend on its Common Stock (the “Dividend Distribution Date”), each Participant will be paid an amount in cash equal to the product of the number of Restricted Stock Units credited to his or her Account on the Record Date for such dividend and the per share dividend payable on such Dividend Distribution Date, if any.

F.	TIME AND METHOD OF PAYMENT:

    Payments shall be made at such time on the date or dates determined for the vesting of any Restricted Stock Unit Award and set forth in the applicable Award Commitment at the Date of Grant. Unless the Award Commitment provides otherwise, any payment which may become due from the Company under the Award Commitment shall be payable in Common Stock.

G.	FORFEITURE:

       Unless the Award Commitment provides otherwise, in the event of a Participant’s Termination of Employment prior to the full vesting of the Restricted Stock Units as determined pursuant to the provisions of Section VI.(C), all Restricted Stock Units that are not vested shall be forfeited by such Participant to the Company without payment of any consideration by the Company, and neither the Participant nor any successors, heirs, assigns, or personal representatives of such Participant shall thereafter have any further rights or interest in such shares or certificates.

H.	NATURE OF RESTRICTED STOCK UNITS:

       Restricted Stock Units shall be used solely as a device for the measurement and determination of the amount to be paid to Participants who receive such Awards as provided in this Plan. Restricted Stock Units shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Restricted Stock Units shall be and remain the sole property of the Company, until payment, and each applicable Participant’s rights hereunder are limited to the right to receive cash and shares of Common Stock upon the vesting of any such Award as provided in this Plan and the Award Commitment.

VII.  MISCELLANEOUS PROVISIONS

A.	AMENDMENT, SUSPENSION AND TERMINATION OF PLAN:

       The Committee or the Board may, at any time, amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Section VII.(B) or amend any Award previously granted, prospectively or retroactively (subject to Article II); provided, however, that, (i) unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination may not be impaired without the consent of such Participant; (ii) except as otherwise provided in Section III.(E) hereof, the Committee shall not reduce the exercise price of Stock Options previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means, without prior stockholder approval; and (iii) the Company will seek the approval of the Company’s stockholders for any amendment if such approval is necessary to comply with the Code, Federal or state securities laws or any other applicable laws or regulations, including the Marketplace Rules of the National Association of Securities Dealers, Inc.

B.	GOVERNMENT AND OTHER REGULATIONS:

       The obligation of the Company to issue Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

1.
If the Common Stock is listed on a national securities exchange or The NASDAQ Stock Market, the issuance of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or The NASDAQ Stock Market. The Company shall have no obligation to issue any shares of Common Stock unless and until such shares are so listed, and the right to exercise any Stock Option or Stock Appreciation Right or vest in any Restricted Stock or Restricted Stock Unit shall be suspended until such listing has been effected.

2.
If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Stock Option or Stock Appreciation Right or vest in any Restricted Stock or Restricted Stock Unit shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of excise taxes.

3.
Upon termination of any period of suspension under this Section VII.(B), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Stock Option or Stock Appreciation Right.

C.	OTHER COMPENSATION PLANS AND PROGRAMS:

      The Plan shall not be deemed to preclude the implementation by the Company, Parent or any Subsidiary of other compensation plans or programs which may be in effect from time to time. Participation in this Plan shall not affect an employee’s eligibility to participate in any other benefit or incentive plan of the Company, Parent or any Subsidiary. Any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company, Parent or any Subsidiary unless specifically provided.

D.	WITHHOLDING TAXES:

       The Company shall have the right to require a payment from a Participant to cover applicable withholding for any federal, state or local taxes. The Company reserves the right to offset such tax payment from any other funds which may be due the Participant by the Company.

E.	SINGLE OR MULTIPLE DOCUMENTS:

       Multiple forms of Awards or combinations thereof may be evidenced by a single document or multiple documents, as determined by the Committee.

F.	CERTIFICATES:

       Whenever the Plan provides for issuance of a stock certificate(s) to reflect the issuance of shares of Common Stock, the issuance may be affected on a non-certificate basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

G.	CONSTRUCTION OF PLAN:

       The interpretation of the Plan and the application of any rules implemented hereunder shall be determined in accordance with the laws of the State of Delaware.

H.	PRONOUNS, SINGULAR AND PLURAL:

       The masculine may be read as feminine, the singular as plural, and the plural as singular as necessary to give effect to the Plan.

I.	LIMITATION OF RIGHTS:

1.
No Right to Continue as an Employee: Neither the Plan, nor the granting of an Award nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue as an employee of the Company for any period of time, or at any particular rate of compensation.

2.
No Stockholder’s Rights for Stock Options: A Participant shall have no rights as a stockholder with respect to the shares covered by Stock Options granted hereunder until the date of the issuance of stock in book entry or certificate form and no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are issued.

3.
Rights as a Shareholder: A recipient of a Restricted Stock Unit shall have no rights as a stockholder with respect to the Restricted Stock Units granted hereunder until the date of the issuance of stock in book entry or certificate form to the Participant to the extent described in the terms of the Award Commitment.

J.	PLAN EFFECTIVE DATE AND TERMINATION:

       This Plan shall be deemed effective on the day the Board approves this Plan, as amended and restated, subject to the approval by the stockholders of the Company (the “Effective Date”). Any Award made between the date of Board approval and the date of stockholder approval shall not be deemed fully approved until the Plan is approved by the stockholders, and if the Plan is not so approved, shall Award(s) shall be null and void. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no shares of Common Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

K.	SUCCESSORS:

       Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, shall assume the liabilities of the Company under this Plan and perform any duties and responsibilities in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.